Exhibit 99.1

Q2 Holdings, Inc. Completes Acquisition of Cloud Lending, Inc.

AUSTIN, Texas (Oct. 16, 2018)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital banking solutions for financial institutions, announced today it has successfully completed its acquisition of San Mateo, California-based Cloud Lending, Inc., a SaaS company that provides an integrated end-to-end lending and leasing platform to help lenders close more loans and generate more revenue.

“The acquisition of Cloud Lending will enhance Q2’s ability to deliver advanced digital solutions to financial institutions, alternative finance and leasing companies that help them improve their customers’ borrowing experiences,” said Matt Flake, CEO of Q2. “Cloud Lending increases lending efficiency through the digital channel to accelerate one of our customers’ most important income streams.”

Cloud Lending’s products allow customers to maintain their current loan workflows and risk scoring, but in a digital format. Cloud Lending will benefit from Q2’s scale, infrastructure and resources.

Going forward, Cloud Lending will be branded as Cloud Lending, a Q2 Company. Q2 and Cloud Lending first announced the acquisition agreement on Aug. 8, 2018.

About Q2 Holdings, Inc.

Q2 is a secure, cloud-based digital banking solutions company headquartered in Austin, Texas. Since 2004, it has been our mission to build stronger communities by strengthening their financial institutions. Our digital banking solutions for deposits, money movement, lending, leasing, security and fraud enable financial institutions to deliver a better financial experience to their account holders. Our bank and credit union customers, along with emerging financial services providers, also benefit from actionable data analytics and access to open technology tools. To learn more about Q2, visit www.q2ebanking.com.

About Cloud Lending, Inc.

Cloud Lending is the next-generation, cloud-based lending and leasing platform of choice for leading lenders. The end-to-end lending platform simplifies the borrower experience, increases application volumes, accelerates loan decisioning, and reduces operational inefficiencies through digitization and automation. Offering solutions for consumer, commercial, small business, construction and equipment leasing, Cloud Lending’s proven platform solution means lenders can grow their loan portfolio with one partner, eliminating costs and reducing middle and back office operational churn. To learn more, visit Cloud Lending at https://www.cloudlendinginc.com.

Forward-looking Statements:

This press release contains forward-looking statements, including statements about the ability of Cloud Lending’s products to integrate with Q2’s solutions to enhance Q2’s abilities; the ability of Q2 to advance its product offerings together with Cloud Lending; the ability to cross-market Q2 and Cloud Lending’s products; and the potential for Cloud Lending to benefit from Q2’s scale, infrastructure and resources. The forward-looking statements contained in this press release are based upon Q2’s current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our ability to successfully integrate Cloud Lending and its technology and personnel; (b) risks related to the execution of our plans, strategies and forecasts, including with respect to our security, compliance, and risk management capabilities and offerings; (c) risks related to the demand for these offerings; (d) risks related to our expectations with respect to the business of Cloud Lending after completion of the transaction and our ability to realize additional opportunities for growth and innovation; and (e) other risks and potential factors that could affect our business and financial results identified in Q2’s filings with the Securities and

Exchange Commission. These filings are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

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